Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces First Quarter 2026 Results
Raises full year EPS guidance to a range of $2.20 to $2.40, up 16% at the midpoint from previous range of $1.85 to $2.10
Reports quarterly earnings from continuing operations of $0.32 per diluted share
Generates operating cash flow of $100 million and net gains on lease portfolio sales of $22 million
Lease fleet utilization of 97.3% at quarter-end
Delivered 1,970 railcars in the quarter; backlog of $1.6 billion at quarter-end
DALLAS, Texas – April 30, 2026 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the first quarter ended March 31, 2026.
Financial and Operational Highlights – First Quarter
•Quarterly total company revenues of $492 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.32; $0.03 improvement in EPS year over year
•Lease fleet utilization of 97.3% and FLRD of positive 1.2% at quarter-end
•Railcar deliveries of 1,970 and new railcar orders of 1,660
•Cash flow from continuing operations of $100 million and net gains on lease portfolio sales of $22 million
•Last twelve months ("LTM") Return on Equity ("ROE") of 23.1% and Adjusted ROE of 24.6%
2026 Guidance
•Industry deliveries of approximately 25,000 railcars
•Net fleet investment of $350 million to $450 million
•Operating and administrative capital expenditures of $55 million to $65 million
•EPS of $2.20 to $2.40 (1)
Management Commentary
"We're pleased to raise our full-year EPS guidance to a range of $2.20 to $2.40, representing a 16% increase at the midpoint," said Trinity's Chief Executive Officer and President, Jean Savage. "This increase reflects higher gains on railcar sales driven by an active secondary market, alongside strong and consistent execution across our business."
"In our Railcar Leasing and Services segment, we're seeing continued momentum, with lease rates moving higher and fleet utilization improving to 97.3%. On April 9th, we closed the restructuring of our remaining railcar investment partnership with Napier Park, and we expect to record a non-cash gain of approximately $130 million in the second quarter."
"In the Rail Products Group, we delivered 1,970 railcars at a 7.4% operating margin, underscoring the benefits of several years of right-sizing, automation, and breakeven reduction in the business." Ms. Savage continued, "Customer inquiries have been trending upward, and we're well-positioned to meet demand when the market turns."
Ms. Savage concluded, "We did what we said we'd do in the first quarter, and we are raising our expectations for the full year based on what we see ahead. We remain focused on disciplined execution for our customers and shareholders."
(1) Excludes items outside our core business operations

Consolidated Financial Summary

	Three Months Ended March 31,
	2026	2025	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$492.0	$585.4	Lower external deliveries in the Rail Products Group
Operating profit	$101.1	$99.8
Higher gains on lease portfolio sales and higher lease rates, partially offset by higher operating costs for the lease fleet. Additionally, Q1-25 included the results of a partially-owned leasing subsidiary that was divested in Q4-25.

Interest expense, net	$65.4	$66.1
Net income from continuing operations attributable to Trinity Industries, Inc.	$26.0	$24.0
EBITDA (1)	$175.9	$179.5
Effective tax expense rate	24.2%	20.3%
Diluted EPS – GAAP	$0.32	$0.29
Net cash provided by operating activities – continuing operations	$99.6	$78.4	Lower receivables balances as a result of lower deliveries in the current year period and changes in inventory balances to support planned production levels
Cash flow from operations with net gains on lease portfolio sales (1)	$121.6	$84.3
Net fleet investment	$67.7	$86.5
Returns of capital to stockholders	$32.2	$32.8
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•Total committed liquidity of $1.1 billion as of March 31, 2026.
•On April 17, 2026, Trinity Rail Leasing 2025 LLC ("TRL-2025"), a limited purpose, indirect wholly-owned subsidiary of the Company owned through Trinity Industries Leasing Company ("TILC"), issued an aggregate principal amount of $481 million of its Series 2026-1 Green Secured Railcar Equipment Notes (the "Series 2026-1 Notes). The Series 2026-1 Notes bear interest at an all-in interest rate of 5.36%, are payable monthly, and have a stated final maturity date of April 2056. Net proceeds received in connection with the issuance of the Series 2026-1 Notes were used to redeem the outstanding debt of Trinity Rail Leasing 2019 LLC Series 2019-1 Secured Railcar Equipment Notes (the "Series 2019-1 Notes") and for general corporate purposes. The all-in interest rate for the Series 2019-1 Notes was 3.82% per annum. The Trinity Rail Leasing 2019 LLC Series 2019-2 Secured Railcar Equipment Notes remain outstanding.
•On April 9, 2026, TILC entered into a Contribution Agreement (the “Contribution Agreement”) with, among others, Napier Park Rail Evergreen Fund LLC, a subsidiary of Napier Park Global Capital, a leading alternative credit platform. Pursuant to the Contribution Agreement, TILC contributed (i) a 42.56% membership interest in TRIP Rail Holdings LLC ("TRIP Holdings") and (ii) a 0.2% interest in Triumph Rail Holdings LLC ("Triumph") to NP SPE Holdings LP ("NP SPE") in exchange for a 11.2% limited partnership interest in NP SPE. TILC services all railcars in NP SPE.
◦As a result, TILC no longer has any direct ownership interest in TRIP Holdings or Triumph.
◦Trinity expects to recognize a non-cash pre-tax gain of approximately $130 million during the second quarter of 2026 from the sale of its equity stake in TRIP Holdings and Triumph.
◦Approximately 6,135 railcars will be transferred from partially-owned to investor-owned related to the divestiture of TRIP Holdings in the second quarter of 2026.

Business Group Summary

	Three Months Ended March 31,
	2026	2025	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Services Group
Revenues	$285.8	$287.4	Reduced revenues resulting from the Q4-25 divestiture of a partially-owned leasing subsidiary, partially offset by higher lease rates and higher pricing on external repairs
Operating profit	$108.2	$104.5
Higher gains on lease portfolio sales and higher lease rates, partially offset by higher maintenance and compliance costs for the lease fleet and increased depreciation. Q1-25 included the results of a partially-owned leasing subsidiary that was divested in Q4-25.

Operating profit margin	37.9%	36.4%
Gains on lease portfolio sales	$22.0	$5.9
Fleet utilization (1)	97.3%	96.8%
FLRD (2)	+1.2%	+17.9%
Wholly-owned lease fleet (in units)	95,825	86,885	Reflects railcars transferred from partially-owned to wholly-owned and investor-owned as a result of a railcar partnership transaction completed in Q4-25
Partially-owned lease fleet (in units)	6,135	23,265
Investor-owned lease fleet (in units)	44,710	34,215
Rail Products Group
Revenues	$300.0	$420.5	Lower deliveries
Operating profit	$22.1	$25.9	Lower deliveries, partially offset by a higher mix of high-margin railcars
Operating profit margin	7.4%	6.2%
New railcars:
Deliveries (in units)	1,970	3,060
Orders (in units)	1,660	695
Order value	$211.1	$109.3
Backlog value	$1,610.1	$1,886.6
Sustainable railcar conversions:
Backlog (in units)	440	25
Backlog value	$37.7	$3.1
Eliminations
Eliminations – revenues	$(93.8)	$(122.5)
Eliminations – operating profit	$(3.5)	$(6.2)
Corporate and other
Selling, engineering, and administrative expenses	$25.7	$24.4

	March 31, 2026	December 31, 2025
Loan-to-value ratio
Wholly-owned subsidiaries	69.1%	70.2%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on April 30, 2026 to discuss its first quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "2392682". Please call at least 10 minutes in advance to ensure a proper connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "9259553" until 11:59 p.m. Eastern on May 7, 2026.
Additionally, the Company will provide a quarterly investor presentation that will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the First Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. Our platform also includes the brands of RSI Logistics, a provider of software and logistics solutions, and Holden America, a supplier of railcar parts and components. Our platform provides railcar leasing and management services; railcar manufacturing; railcar maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable business segments: (1) Railcar Leasing and Services Group and (2) Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the impacts of a potential shutdown, or partial shutdown, of the U.S. government. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding geopolitical events and conflicts, as well as economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. In particular, estimates of the non-cash gain resulting from the Contribution Agreement may not be materially accurate when compared to the actual non-cash gain. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues	$492.0	$585.4
Operating costs:
Cost of revenues	363.1	443.2
Selling, engineering, and administrative expenses	50.7	50.0
Gains on dispositions of property:
Lease portfolio sales	22.0	5.9
Other	0.9	1.7
	390.9	485.6
Operating profit	101.1	99.8
Interest expense, net	65.4	66.1
Other, net	0.6	(2.7)
Income from continuing operations before income taxes	35.1	36.4
Provision for income taxes	8.5	7.4
Income from continuing operations	26.6	29.0
Loss from discontinued operations, net of income taxes	(1.8)	(1.9)
Net income	24.8	27.1
Net income attributable to noncontrolling interest	0.6	5.0
Net income attributable to Trinity Industries, Inc.	$24.2	$22.1

Basic earnings per common share:
Income from continuing operations	$0.33	$0.29
Loss from discontinued operations	(0.02)	(0.02)
Net income attributable to Trinity Industries, Inc.	$0.30	$0.27
Diluted earnings per common share:
Income from continuing operations	$0.32	$0.29
Loss from discontinued operations	(0.02)	(0.02)
Net income attributable to Trinity Industries, Inc.	$0.30	$0.26
Weighted average number of shares outstanding:
Basic	79.7	81.6
Diluted	81.9	83.8
Note: Earnings per common share is calculated independently for each component and may not sum to total net income attributable to Trinity Industries, Inc. per common share due to rounding.
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$132.6	$201.3
Receivables, net of allowance	326.1	389.1
Income tax receivable	28.2	27.5
Inventories	483.2	469.1
Restricted cash	120.0	122.3
Property, plant, and equipment, net:
Railcars in our lease fleet:
Wholly-owned subsidiaries	6,534.7	6,512.4
Partially-owned subsidiary	370.2	372.2
Deferred profit on railcar products sold	(623.2)	(628.6)
Operating and administrative assets	361.3	365.3
	6,643.0	6,621.3
Goodwill	221.5	221.5
Other assets	376.1	372.3
Total assets	$8,330.7	$8,424.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$272.9	$269.6
Accrued liabilities	247.2	301.2
Debt:
Recourse	598.6	598.5
Non-recourse:
Wholly-owned subsidiaries	4,516.7	4,573.4
Partially-owned subsidiary	267.0	270.6
	5,382.3	5,442.5
Deferred income taxes	1,148.0	1,129.0
Other liabilities	134.6	136.8
Stockholders' equity:
Trinity Industries, Inc.	1,078.8	1,077.2
Noncontrolling interest	66.9	68.1
	1,145.7	1,145.3
Total liabilities and stockholders' equity	$8,330.7	$8,424.4

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net cash provided by operating activities – continuing operations	$99.6	$78.4
Net cash used in operating activities – discontinued operations	(1.8)	(1.9)
Net cash provided by operating activities	97.8	76.5

Investing activities:
Capital expenditures – lease fleet	(151.0)	(120.2)
Proceeds from lease portfolio sales	83.3	33.7
Capital expenditures – operating and administrative	(6.3)	(9.2)
Other investing activities	3.8	4.1
Net cash used in investing activities	(70.2)	(91.6)

Financing activities:
Net proceeds from (repayments of) debt	(62.2)	(77.3)
Shares repurchased	(7.2)	(8.2)
Dividends paid to common shareholders	(24.8)	(24.6)
Other financing activities	(4.4)	(14.1)
Net cash used in financing activities	(98.6)	(124.2)
Net decrease in cash, cash equivalents, and restricted cash	(71.0)	(139.3)
Cash, cash equivalents, and restricted cash at beginning of period	323.6	374.4
Cash, cash equivalents, and restricted cash at end of period	$252.6	$235.1

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
($ in millions, except percentages)
(unaudited)
Adjusted Return on Equity
Adjusted Return on Equity (“Adjusted ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of net income or loss attributable to noncontrolling interest; and (ii) the denominator is calculated as average Trinity stockholders’ equity (which excludes noncontrolling interest). In the following table, the numerator and denominator of our Adjusted ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Adjusted ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	LTM March 31, 2026	March 31, 2025
	($ in millions)
Numerator:
Income from continuing operations	$282.1
Net income attributable to noncontrolling interest	(19.8)
Net income from continuing operations attributable to Trinity Industries, Inc.	$262.3

Denominator:
Total stockholders' equity	$1,145.7	$1,299.7
Noncontrolling interest	(66.9)	(246.5)
Trinity stockholders' equity	$1,078.8	$1,053.2

Average total stockholders' equity	$1,222.7
Return on Equity (1)	23.1%

Average Trinity stockholders' equity	$1,066.0
Adjusted Return on Equity (2)	24.6%
(1) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(2) Adjusted Return on Equity is calculated as net income from continuing operations attributable to Trinity Industries, Inc. divided by average Trinity stockholders' equity, each as defined and reconciled above.

Cash Flow from Operations with Net Gains on Lease Portfolio Sales
Cash flow from operations with net gains on lease portfolio sales is a non-GAAP financial measure. We believe this measure is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing the breadth of the cash flow generation capabilities across our operating platform, as well as our ability to fund our operations and repay our debt. This measure is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus net gains on lease portfolio sales and is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities – continuing operations	$99.6	$78.4
Net gains on lease portfolio sales	22.0	5.9
Cash flow from operations with net gains on lease portfolio sales	$121.6	$84.3
EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA is a non-GAAP financial measure; however, the amounts included in the calculation are derived from amounts included in our GAAP financial statements. EBITDA is reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA should not be considered as an alternative to net income, as an indicator of our operating performance, or as an alternative to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended March 31,
	2026	2025
Net income	$24.8	$27.1
Less: Loss from discontinued operations, net of income taxes	(1.8)	(1.9)
Income from continuing operations	26.6	29.0
Interest expense	68.2	68.8
Provision for income taxes	8.5	7.4
Depreciation and amortization expense	72.6	74.3
EBITDA	$175.9	$179.5